                                                                    EXHIBIT 4.4
================================================================================





                                   INDENTURE

                                    between

                            THORN APPLE VALLEY, INC.

                                      and

                       ________________________, Trustee


                           Dated as of March __, 1997





                                  $17,250,000

                  [_____%] Convertible Subordinated Debentures
                               Due April 1, 2007









================================================================================

                             CROSS-REFERENCE TABLE

TIA Section                                                                                                      Indenture
-----------                                                                                                      ---------
310   (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.10
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.10
      (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.08;9.101 2.02
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
311   (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.11
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.11
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
312   (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.03
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.03
313   (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.06
      (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.06
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.02
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.06
314   (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.06;12.02
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.04
      (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.04
      (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.05
      (f)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
315   (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.01(b)
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.05;11.02
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.01(a)
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.01(c)
      (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.11
316   (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.06
      (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.05
      (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.04
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N. A.
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.07
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.08
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.09
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
318(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.01
N.A. means not applicable

                              TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----

                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.02     Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 1.03     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                                   ARTICLE 2
                                THE SECURITIES
SECTION 2.01     Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.02     Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.03     Registrar; Paying Agent and Conversion Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.04     Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.05     Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.06     Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.07     Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.08     Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.09     Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION 2.10     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION 2.11     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                                   ARTICLE 3
                                  REDEMPTION
SECTION 3.01     Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION 3.02     Selection of Securities to be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
SECTION 3.03     Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
SECTION 3.04     Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
SECTION 3.05     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 3.06     Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                                   ARTICLE 4
                           CONVERSION OF SECURITIES
SECTION 4.01     Right to Convert; Conversion Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 4.02     Issuance of Shares on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 4.03     No Adjustment for Interest or Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 4.04     Antidilution Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 4.05     No Fractional Shares to be Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 4.06     Effect of Consolidation, Merger, Conveyance or Transfer  . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 4.07     Notice to Holders Prior to Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 4.08     Company to Reserve Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 4.09     Compliance with Governmental Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 4.10     Taxes on Shares Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 4.11     Responsibility of Trustee for Conversion Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                   ARTICLE 5
                                 SUBORDINATION

SECTION 5.01     Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 5.02     No Payment of Securities if Senior Indebtedness in Default . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 5.03     Distribution upon Acceleration of Securities; Dissolution and Reorganization;
                   Subrogation of' Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 5.04     Reliance by Senior Indebtedness on Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 5.05     Other Provisions Subject Hereto  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
                                  ARTICLE 6
                                  COVENANTS
SECTION 6.01     Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 6.02     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 6.03     Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 6.04     Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 6.05     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 6.06     SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 6.07     Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 6.08     Purchase of Securities Upon Repurchase Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                                  ARTICLE 7
                            SUCCESSOR CORPORATION
SECTION 7.01     When Company May Merge, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                                  ARTICLE 8
                            DEFAULTS AND REMEDIES
SECTION 8.01     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 8.02     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 8.03     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 8.04     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 8.05     Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 8.06     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 8.07     Rights of Holders to Receive Payment and to Convert  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 8.08     Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 8.09     Trustee May File Proof of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 8.10     Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 8.11     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                                  ARTICLE 9
                                   TRUSTEE
SECTION 9.01     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 9.02     Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 9.03     Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 9.04     Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 9.05     Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 9.06      Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 9.07     Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 9.08     Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 9.09     Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 9.10     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 9.11     Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                                  ARTICLE 10
                            DISCHARGE OF INDENTURE
SECTION 10.01    Termination of Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 10.02    Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 10.03     Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                                  ARTICLE 11
                     AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 11.01    Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 11.02    With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 11.03    Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 11.04    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 11.05    Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                                  ARTICLE 12
                                MISCELLANEOUS
SECTION 12.01    Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 12.02    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 12.03    Communication by Holder with Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 12.04    Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 12.05    Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 12.06    When Treasury Securities Disregarded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 12.07    Rules by Trustee, Paying Agent, Conversion Agent, Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 12.08    Legal Holiday  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 12.09    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 12.10    No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 12.11    No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 12.12     Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 12.13     Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SIGNATURES                                                                                                                      41
EXHIBIT A - FORM OF SECURITY                                                                                                   A-1
EXHIBIT B - FORM OF CONVERSION NOTICE                                                                                          B-1

         INDENTURE dated as of April 1, 1997, between THORN APPLE VALLEY, INC., a Michigan corporation ("Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation ("Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's____% Convertible Subordinated Debentures due April 1, 2007 ("Securities"):


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01     Definitions.

         "Bankruptcy Law" shall have the meaning provided in Section 8.01.

         "Board of Directors" means the Board of Directors of the Company or any committee of the Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means a day that is not a Legal Holiday.

         "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

         "Conversion Agent" shall have the meaning provided in Section 2.03.

         "conversion price" shall have the meaning provided in Section 4.01.

         "Custodian" shall have the meaning provided in Section 8.01.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Exchange Act" means the federal Securities and Exchange Act of 1934, as amended.

         "Event of Default" shall have the meaning provided in Section 8.01.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Legal Holiday" shall have the meaning provided in Section 12.08.

         "Material Subsidiary" means any wholly-owned subsidiary of the Company the total tangible assets of which equal or exceed 20% of the consolidated total tangible assets of the Company and its consolidated subsidiaries.

         "Nasdaq Stock Market" means the National Market System of the National Association of Securities Dealers, Inc., Automated Quotations System.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See Sections 12.04 and 12.05.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.

         "Paying Agent" shall have the meaning provided in Section 2.03.

         "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof

         "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Registrar" shall have the meaning provided in Section 2.03.

         "Repurchase Event" means any of the following:

                 (a) such time as a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act) of more than fifty percent (50%) of the total outstanding voting stock of the Company; or

                 (b) such time as a change in the composition of the Board of Directors of the Company occurs in which those persons who, at the beginning of the two year period immediately preceding such change in directors of the Company, constituted the Board of Directors (together with any other person elected or appointed as a director by a two-thirds vote of the directors then in office who were directors at the begining of such two year period) cease for any reason to constitute a majority of the Company's Board of Directors; or

                 (c) such time as the Company shall have entered into a definitive agreement providing for the merger or consolidation of the Company with or into any other Person, or any sale or transfer of 66-2/3% or more of the Company's assets to another Person, other than
         (i) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company, (ii) a merger that is done solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, (iii) a consolidation with or merger of the Company into a wholly-owned subsidiary of the Company or any sale or transfer by the Company of 66- 2/3% or more of its assets to one or more of its wholly-owned subsidiaries; provided, in any such case, that the resulting corporation or such wholly-owned subsidiary assumes the Company's obligations under the Securities and provides for appropriate conversion rights, or (iv) any such transaction where (y) outstanding voting stock of the Company is reclassified or changed into or exchanged for voting stock of the surviving corporation and (z) no Person or "group," other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, is or becomes the "beneficial owner" of more than fifty percent (50%) of the voting stock of the surviving corporation immediately after such transaction; or

                 (d) either (i) the distribution by the Company, directly or indirectly, of cash, securities or other property in respect of its capital stock (other than a distribution paid solely in capital stock or rights to acquired capital stock), or (ii) the purchase or other acquisition by the Company, directly or indirectly, of any capital stock (other than an acquisition of capital stock solely in exchange for or upon conversion of capital stock or rights to acquire capital stock), if the sum of the Applicable Equity Percentages (as defined below) for such distribution or acquisition and all other such distributions and acquisitions effected after the date of original issue of the Securities and during the 12-month period ending on the date on which such distribution or acquisition is effected exceeds thirty percent (30%).

For purposes of this definition, "Applicable Equity Percentage" means, for any distribution or acquisition, the percentage obtained by dividing (A) the fair market value on the Valuation Date (as defined below) of the cash, securities and other property distributed in respect of, or paid or otherwise exchanged to acquire, capital stock in such distribution or acquisition, by (B) the fair market value on the Reference Date (as defined below) of the capital stock outstanding on the Reference Date; and "Valuation Date" means (A) for any distribution, the record date therefor or (B) for any acquisition, the date thereof; "Reference Date" means (A) for any distribution, the day before the earlier of the record date for such distribution or the first date on which the capital stock trades without the right to receive such distribution or (B) for any acquisition, the day before the date of such acquisition.

         "Responsible Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Sale Event" means either of the following:

                 (a) such time as a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act) of more than fifty percent (50%) of the total outstanding voting stock of the Company; or

                 (b)      such time as the Company shall have entered into a
         definitive agreement     providing for the merger or consolidation of
         the Company with or into any other Person, or any sale or transfer of 66-2/3% or more of the Company's assets to another Person, other than
         (i) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company, (ii) a merger that is done solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, (iii) a consolidation with or merger of the Company into a wholly-owned subsidiary of the Company or any sale or transfer by the Company of 66- 2/3% or more of its assets to one or more of its wholly-owned subsidiaries; provided, in any such case, that the resulting corporation or such wholly-owned subsidiary assumes the Company's obligations under the Securities and provides for appropriate conversion rights, or (iv) any such transaction where (y) outstanding voting stock of the Company is reclassified or changed into or exchanged for voting stock of the surviving corporation and
         (z) no Person or "group," other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, is or becomes the "beneficial owner" of more than fifty percent (50%) of the voting stock of the surviving corporation immediately after such transaction.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the securities as amended or supplemented from time to time that are authenticated and issued under this Indenture.

         "Senior Indebtedness" shall have the meaning provided in Section 5.01.

         "Shares" means the shares of common stock, par value $0.10 per share, of the Company, as the same existed on the date of execution of this Indenture.

         "Subsidiary" means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by the Company and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any person (other than a corporation) in which the Company or any Subsidiary, directly or indirectly, has at least a 50% ownership interest.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code, Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

         SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meaning:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder or Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor on the indenture securities" means the Company

         All other TIA terms used in this Indenture. that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

         SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it,
         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;
         (3)     "or" is not exclusive; and
         (4) words in the singular include the plural, and the plural include the singular.

                                   ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $17,250,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed $17,250,000, except as provided in Section 2.07.

         SECTION 2.03 Registrar; Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be surrendered for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent.

         SECTION 2.04 Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

         SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

         SECTION 2.06 Transfer and Exchange. Where a Security is presented to the Registrar or a co-registrar with a request to register the transfer, the Registrar shall register the transfer as requested if the Security is duly endorsed or is accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Securities may be transferred or exchanged without charge, however the Company may require payment of a sum sufficient to pay any taxes or governmental charges assessed with respect to a transfer or exchange of the Securities.

         SECTION 2.07 Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Trustee evidence reasonably accept able to it of the ownership and destruction, loss or theft of such Security. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Security is replaced. Each of Company and the Trustee may charge for its expenses in replacing a Security.

         SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities.

         SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

         SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.


                                   ARTICLE 3
                                   REDEMPTION

         SECTION 3.01 Notices to Trustee. If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

         If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice.

         The Company shall give each notice provided for in this Section at least 30 days before the redemption date, provided, however, that if the Company desires the Trustee to mail notice of redemption in accordance with
Section 3.03, it shall give such notice at least 60 days before the redemption date, or such shorter period as is acceptable to the Trustee.


         SECTION 3.02 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed either pro rata or by lot. The Trustee shall make the selection from Securities outstanding not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated as outstanding for the purpose of such selection.

         SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1)     the redemption date;
         (2)     the redemption price,
         (3)     the name and address of the Paying Agent;
         (4) the conversion price, the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate and the place or places where such securities may be surrendered for conversion,
         (5) in the event that any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;
         (6)     that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and
         (7)     that interest on Securities called for redemption ceases to accrue on and after the redemption date.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

         SECTION 3.05 Deposit of Redemption Price. On or before 10:00 a.m., Eastern Time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date other than any Securities or portions thereof called for redemption on that date which have been converted pursuant to Article 4 on or prior to the date of such deposit.

         SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4
                            CONVERSION OF SECURITIES

         SECTION 4.01 Right to Convert; Conversion Price. Subject to and upon compliance with the provisions of this Article, at the option of a Holder, any Security in the principal amount of $1,000 or an integral multiple of $1,000, at any time at or before the close of business on the business day preceding April 1, 2007, or in case such Security or a portion thereof has called for redemption prior to April 1, 2007, then until and including the close of business on the business day preceding the redemption date, may be converted into duly authorized, validly issued, fully paid and nonassessable Shares at the initial conversion price of $_____ per Share, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of Section 4.04, then at the applicable conversion price as so adjusted, upon surrender of the Security to be converted at any time during usual business hours at the office or agency of the Conversion Agent, accompanied by written notice substantially in the form set forth as Exhibit B. The initial conversion price specified in this Section 4.01, as adjusted from time to time pursuant to the provisions of this Article 4, is referred to as the "conversion price".

         SECTION 4.02 Issuance of Shares on Conversion. As promptly as practicable after the surrender of any Security for conversion, the Company shall deliver or cause to be delivered, at the office or agency of the Conversion Agent, to or upon the written order of the Holder of the Security so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and non- assessable Shares into which such Security may be converted in accordance with the provisions of this Article. Such conversion shall be deemed to have been made at the time that such Security has been surrendered for conversion and the notice required by
Section 4.01 has been received by the Company at the office or agency of the Conversion Agent. The rights of the Holder of such Security, as a Holder, shall cease at such time and the person or persons entitled to receive Shares upon conversion of such Security shall be treated for all purposes as having become the record holder or holders of such Shares at such time and such conversion shall be at the conversion price in effect at such time. In the case of any Security which is converted in part only, upon conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without any service charge, a new Security, of any authorized denomination or denominations requested by the Holder in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         SECTION 4.03 No Adjustment for Interest or Dividends. Subject to paragraphs 2 and 9 of the Securities and Section 4.04 hereof, no payment or adjustment shall be made on conversion of any Security for interest accrued thereon or for dividends on Shares issued upon conversion of Securities.

         SECTION 4.04 Antidilution Adjustments. The conversion price in effect at any time shall be subject to adjustment as follows:

                 A. In case the Company shall (i) declare a dividend on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing person), the conversion price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Security been converted immediately prior to the happening of such event (or the record date therefor). Such adjustment shall be made successively whenever any event listed above shall occur.

                 B. In case the Company shall fix a record date for the issuance of rights or warrants to the holders of its Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Shares or securities convertible into Shares at a price per Share (or having an initial conversion price per share) less than the current market price per Share (as defined in Paragraph G below) on such record date, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Shares outstanding on such record date plus the number of additional Shares which the aggregate offering price of the total number of Shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price per Share, and of which the denominator shall be the number of Shares outstanding on such record date plus the number of Shares offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any conversion prior to the date such adjustment is made.

                 C. In case the Company shall fix a record date for the making of a distribution to the holders of its Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing person) of evidences of its indebtedness or assets (other than cash dividends out of retained earnings) or subscription rights or warrants (excluding those referred to in Paragraph B above), then in each such case the conversion price in effect after such record date shall be determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per Share (as defined in Paragraph G below) as of such record date less the fair market value as of such record date (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board resolution filed with the Trustee and each Conversion Agent) of the portion applicable to one Share of the assets or evidences of indebtedness or subscription rights or warrants so to be distributed, and of which the denominator shall be such current market price per Share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not made, the conversion price shall again be adjusted to be the conversion price which would be in effect if such record date had not been fixed; but such subsequent adjustment shall not affect the number of Shares issued upon any conversion prior to the date such adjustment is made.

                 D. In case the Company shall issue Shares for a consideration per share less than the current market price per Share (as defined in Paragraph G below) on the date the Company fixes the offering price for such additional Shares (excluding Shares issued (i) in any of the transactions described in Paragraph A above,
         (ii) upon conversion of Securities, or upon conversion or exchange of other securities issued after the date hereof, convertible into or exchangeable for Shares, (iii) upon exercise of options or rights previously granted or granted hereafter pursuant to employee benefit or stock option plans in effect at the effective date of this Indenture or pursuant to employee benefit or stock option plans hereafter approved by the holders of Shares, (iv) upon exercise of rights or warrants issued to the holders of Shares, (v) to shareholders of any corporation which merges into the Company in an arm's- length transaction between the Company and one or more unaffiliated third parties in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (vi) in a bona fide public offering pursuant to a firm commitment underwriting), the conversion price shall be adjusted immediately after the issuance of such additional Shares so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares outstanding immediately prior to the issuance of such additional shares plus the number of shares which the aggregate consideration received (determined as provided in Paragraph F below) for the issuance of such additional Shares would purchase at such current market price per Share, and of which the denominator shall be the number of Shares outstanding immediately after the issuance of such additional Shares. Such adjustment shall be made successively whenever such an issuance is made.

                 E. In case the Company shall issue any securities convertible into or exchangeable for Shares for a consideration per Share initially deliverable upon conversion or exchange of such securities (determined as provided in Paragraph F below) less than the current market price per Share (as defined in Paragraph G below) in effect immediately prior to the issuance of such securities (excluding securities issued in transactions described in Paragraphs A, B and C above) or issued in transactions excluded from the provisions of Paragraph D above, the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Shares outstanding immediately prior to the issuance of such securities plus the number of Shares which the aggregate consideration received (determined as provided in Paragraph F below) from the issuance of such securities would purchase at such current market price per Share, and of which the denominator shall be the number of Shares outstanding immediately prior to such issuance plus the maximum number of Shares deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                 F. For purposes of any computation respecting consideration received pursuant to Paragraphs D and E above, the following shall apply:

                          (i) in the case of the issuance of Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                          (ii) in the case of the issuance of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in a Board Resolution; and

                          (iii) in the case of the issuance of securities convertible into or exchangeable for Shares, the aggregate consideration received from the issuance of such Securities shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Paragraph F).

                 G. For the purposes of any computation under Paragraphs B, C, D and E above and under Section 4.05, the current market price per Share on any record date shall be deemed to be the average of the daily closing prices for 20 consecutive Business Days commencing on the 30th Business Day before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Shares on Nasdaq Stock Market or any comparable system, or if the Shares are not listed on Nasdaq Stock Market or a comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

                 H. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($0.25) in such price; provided, however, that any adjustments which by reason of this Paragraph H are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
         Article 4 shall be made to the nearest cent or to the nearest one-thousandth of a Share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                 I. Whenever the conversion price is adjusted, as herein provided, the Company shall promptly file with the Trustee and with the Conversion Agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or any facts set forth therein except to exhibit said certificate from time to time to any Holder desiring to inspect the same upon reasonable prior notice. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders, at their last addresses appearing in the register of Securities.

                 J. In the event that at any time, as a result of an adjustment made pursuant to Paragraph A above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than Shares, thereafter the number of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Paragraphs A to I, inclusive, above, and the provisions of Section 4.02 and 4.05 to 4.10, inclusive, with respect to the Shares shall apply on like terms to any such other shares.

         SECTION 4.05 No Fractional Shares to be Issued. No fractional Shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of issuing any fractional Share, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the current market price of a Share (determined as provided in Paragraph G of Section 4.04) on the day of conversion.

         SECTION 4.06 Effect of Consolidation, Merger, Conveyance or Transfer. In case of any reclassification (excluding those referred to in Paragraph A of Section 4.04), in case of any consolidation of the Company with, or merger of the Company into, any other person (other than a consolidation or merger in which the Company is the continuing person), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, the person formed by such reclassification or consolidation or into which the Company shall have been merged or the person which shall have acquired by conveyance or transfer such property and assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have, in lieu of the right to convert such Security into Shares, the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, conveyance or transfer by a holder of the number and kind of Shares into which such Security might have been converted immediately prior to such reclassification, consolidation, merger, conveyance or transfer. Such supplemental indenture shall conform to the provisions of the TIA as then in effect and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders upon the conversion of their Securities after any such reclassification, consolidation, merger, conveyance, or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, conveyances or transfers.

         SECTION 4.07     Notice to Holders Prior to Certain Actions.  In case:

                 (a) the Company shall authorize the issuance to all holders of Shares of rights or warrants to subscribe for or purchase Shares or securities convertible into Shares or of any other subscription rights or warrants; or

                 (b) the Company shall authorize the distribution to all holders of Shares of evidences of its indebtedness or assets (other than cash dividends out of earned surplus); or

                 (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action (other than actions of the character described in Paragraph A of Section 4.04) which would require an adjustment of the conversion price pursuant to
         Section 4.04;

then the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be mailed to the Holders, at their last addresses appearing in the register of Securities, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Shares of record to be entitled to receive any such rights, warrants or distribution are expected to be determined, or (ii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section or any defect therein shall not affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

         SECTION 4.08 Company to Reserve Shares. The Company covenants that it will at all times reserve and keep available out of its authorized Shares, free from preemptive rights, solely for the purpose of issue upon conversion of Securities as herein provided, such number of Shares as shall then be issuable upon the conversion of all outstanding Securities. The Company covenants that all Shares which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

         The Company covenants that, upon conversion of Securities as herein provided, there will be credited to the capital account with respect to the Shares from the consideration for which the Shares issuable upon such conversion are issued an amount per Share so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Company's articles of incorporation, as amended, as in effect on the date of such conversion. For the purposes of this covenant the principal amount of the Securities converted, less the amount of cash paid in lieu of the issuance of fractional shares on such conversion, shall be deemed to be the amount of consideration for which the Shares issuable upon such conversion are issued.

         SECTION 4.09 Compliance with Governmental Requirements. The Company covenants that if any Shares required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law, or any national securities exchange, before such Shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such Shares to be duly registered or approved, as the case may be.

         SECTION 4.10 Taxes on Shares Issued. The issuance of certificates for Shares upon the conversion of Securities shall be made without charge to the converting Holders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 4.11 Responsibility of Trustee for Conversion Provisions. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or certificates therefor or other securities or property upon the surrender of any Security for the purpose of conversion, and the Trustee, subject to the provisions of
Section 9.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.


                                   ARTICLE 5
                                 SUBORDINATION

         SECTION 5.01 Agreement to Subordinate. The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article 5, to the prior payment in full of all Senior Indebtedness. Each Holder by his acceptance of the Securities authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Holder, the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for such purpose. If the Trustee does not file a proper claim or proof of debt in the form required in any voluntary or involuntary dissolution, winding up, liquidation, reorganization, arrangement or similar proceedings relating to the Company prior to 30 days before the expiration of time to file such claim or claims, then any holder or holders of Senior Indebtedness or their representative or representatives are hereby authorized to and have the right to file an appropriate claim for and on behalf of the Securityholders.

         For purposes of this Article 5, "Senior Indebtedness" means the principal of, interest on and other amounts due on any indebtedness (other than the Securities), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company for money borrowed from others (including, for this purpose, all obligations incurred under capitalized leases or purchase money mortgages) or in connection with the acquisition by it or a Subsidiary of any other business or entity, and, in each case, all renewals, extensions and refundings thereof, unless the terms of the instrument creating or such expressly provide that such indebtedness is not superior in right of payment to the payment of principal of and interest on the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services, and (b) indebtedness of the Company to a Subsidiary for money borrowed or advances from such Subsidiary. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, has been capitalized.

         SECTION 5.02 No Payment of Securities if Senior Indebtedness in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of, mandatory redemption of, interest on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company --

                 (i) unless full payment of amounts when due for principal, sinking funds and interest and of all other amounts then due on all Senior Indebtedness has been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness,

                 (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which any such Senior Indebtedness is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Indebtedness being declared due and payable, or

                 (iii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which such Senior Indebtedness is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Indebtedness due and payable, upon written notice of such default given to the Company and the Trustee by the holder or holders of such Senior Indebtedness or their representative or representatives, provided, however, that if such Senior Indebtedness shall not have been declared due and payable within a period of 270 days after the date of the written notice hereinabove referred to, payments on account of principal of, mandatory redemption of or interest on the Securities (other than amounts due and payable by reason of the acceleration of the maturity of the Securities) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company, and provided, further, that the failure to give notice as herein provided shall not constitute a waiver of the rights of such holder or holders of Senior Indebtedness hereunder and such period of 270 days shall commence upon the giving of such notice.

The provisions of this Section 5.02 shall not prevent a mandatory redemption payment in respect of Securities made in Securities properly acquired prior to the happening of such default.

         In the event that notwithstanding the provisions of this Section 5.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 5.02, such payments shall be held by the Trustee, any Paying Agent or the Securityholders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         SECTION 5.03     Distribution upon Acceleration of Securities;
Dissolution and Reorganization; Subrogation of Securities.     (a) Upon (i)
any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                 (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in lawful money of the United States of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal, interest or any other amounts due on the Securities;

                 (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 5 with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness) to which the Holders or the Trustee would be entitled except for the provisions of this Article 5 shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness (or their representatives) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 5 with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior Indebtedness) shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to, the holders of the Senior Indebtedness remaining unpaid (or their representatives) or trustee(s) acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         Subject to the payment in full of all Senior Indebtedness. the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Securities.

         Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.01, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable or distributed thereon and all thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
5. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Securities, shall prevent the application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of, or interest on, the Securities unless, prior to the date on which such application is made
by the Trustee, the Trustee shall be charged with       notice under Section
5.03(c) hereof of the facts which would prohibit the making of such application.

         (b) The provisions of this Article 5 shall not be applicable to any cash, properties or securities received by the Trustee or by any other Holder when received as a holder of Senior Indebtedness and nothing in Section
9.11 or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

         (c) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5. The Trustee, subject to the provisions of Section 9.01, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Indebtedness or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article 5 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions in this Article 5, unless and until the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled in all respects conclusively to assume that no such fact exists; provided that if on or before the Business Day immediately preceding the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the principal of or interest on any Security, and any amounts immediately due and payable upon the execution of any instrument acknowledging satisfaction and discharge of this Indenture, as provided in Article 10 hereof), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 5.03(c), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 5.02 or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (d) The provisions of this Section 5.03 applicable to the Trustee shall also apply to any Paying Agent for the Company.

         SECTION 5.04 Reliance by Senior Indebtedness on Subordination Provisions. Each Holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. Notice of any default in the payment of any Senior Indebtedness, except as expressly stated in this Article 5, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Indebtedness under such Senior Indebtedness or under this
Article 5 shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Securities provided in this Article 5. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Indebtedness to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Indenture, regardless of any knowledge thereof which such holder may have or otherwise be charged with.

         SECTION 5.05 Other Provisions Subject Hereto. Except as expressly stated in this Article 5, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article 5.

                                   ARTICLE 6
                                   COVENANTS

         SECTION 6.01 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 6.02 Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries, provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors, or the board of directors of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 6.03 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the material property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 6.04 Maintenance of Properties. The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or the Subsidiary concerned, desirable in the conduct of the business of the Company or any Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 6.05 Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any default by the Company in performing its covenants in Sections 6.02, 6.03, and 6.04. If they do know of such a default, the certificate shall describe the default.
The certificate need not comply with Section 12.05.

         SECTION 6.06     SEC Reports.  The Company shall file with the
Trustee, within 15 days after it files them with the SEC, copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). So long as the Securities remain outstanding, the Company shall cause its annual reports to shareholders and any other financial reports furnished by it to shareholders generally, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. With respect to such reports, the Trustee's sole responsibility prior to the occurrence and continuance of an Event of Default shall be to monitor the Company's timely delivery of such reports, and not to monitor or confirm on a continuing basis or otherwise the Company's compliance with any covenants contained herein.

         SECTION 6.07 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.08     Purchase of Securities Upon Repurchase Event.

         (a) If a Repurchase Event occurs, the Company shall make an offer to purchase all outstanding Securities. The Company's offer must remain open for at least 45 days and not more than 60 days after the date the Repurchase Event Notice described below is mailed to Holders, or such later date as is required for the Company to comply with the Exchange Act, and must be made at a price of 101% of the principal amount of the Securities, plus accrued and unpaid interest through the date of repurchase, provided the Holders comply with the requirements of this Section 6.08.

         (b) The Company shall give written notice (the "Repurchase Event Notice") of a Repurchase Event within 30 days after it occurs, together with its offer to purchase all of the Securities as specified above. The Trustee is not required to inquire about, or learn of, the occurrence of a Repurchase Event. The Repurchase Event Notice shall include instructions and materials necessary or helpful to enable Holders to tender Securities for repurchase, and shall also include the following:

                 (1) a description of the Repurchase Event and the date on which it is deemed to have occurred, together with a brief description of any material developments in the Company's business since the date of its latest annual or quarterly report filed with the Trustee pursuant to Section 6.06 and, if material, any pro forma financial information;

                 (2) the date by which a Holder must give notice of his intention to tender Securities, as provided in paragraph (c) below;

                 (3) the repurchase price (101% of par) and the date on which the Company will pay the repurchase price to a Holder who tenders Securities pursuant to the Company's offer;

                 (4) that any Securities not tendered will continue to earn interest and be outstanding obligations of the Company;

                 (5) that Securities accepted by the Company will become due and payable on the date set by the Company for repurchase of Securities and will cease to earn interest after that date; and

                 (6) any procedures that a Holder must follow to tender Securities and the procedures for withdrawing a tender of Securities prior to the date set by the Company for repurchase of the Securities.

         (c)     A Holder may tender Securities for repurchase pursuant to this
Section 6.08 by (1) delivering to any Paying Agent, prior to the date set by the Company for the giving of notice of his intention to tender, written notice identifying the certificate numbers of those certificates he intends to tender and stating the principal amount of Securities that the Holder wishes to tender, which must be $1,000 or an intergral multiple thereof and (2) delivering, within the time limits specified by the Company in the original Repurchase Event Notice, the Securities being tendered together with all required additional information or signature guarantees. If a Holder elects to tender only a portion of the Securities represented by a particular certificate, the Company shall execute and the Trustee will authenticate and deliver to the Holder, without charge to the Holder, one or more new certificates evidencing the principal amount of the Securities not puchased by the Company. Any Securities tendered to the Company, or any portions of the principal amount of a Security represented by a certificate that is not purchased by the Compay, shall continue to be an outstanding Security and shall continue to bear interest at its stated rate until it matures.

         (d) If a Security is tendered for purchase by a Holder pursuant to this Section 6.08 and not validly withdrawn by the Holder, the Holder shall be entitled to receive solely the repurchase price (101% of par, plus accrued interest), which amount the Company shall pay or cause the Trustee to pay promptly following the date set by the Company for the redemption of Securities. On or before 10:00 a.m., Eastern Time on the date fixed for payment, the Company shall deposit with the Trustee an amount of money sufficient to pay the principal amount of, and accued but unpaid interest on, the Securities tendered for purchse on that date. If a Security is tendered but not paid in accordance with this Section 6.08, the principal amount of such Security shall continue to bear interest at the rate stated on the Security until the purchase price is paid in full by the Company.

         (f)     In making the offer to repurchase Securities required by this
Section 6.08, the Company shall comply with all applicable rules and regulations, including (but not limited to) Rule 14e-1 under the Exchange Act.

         (g) A Holder may withdraw a tender of Securities by notifying the Paying Agent in writing, by facsimile message or letter, at least three days prior to the date set by the Company for the repurchase of Securities to occur, of his request to withdraw the tender of Securities, specifying in such written notice the certificate number of the Securities to be withdrawn from the tender, the principal amount of Securities being withdrawn and the principal amount of Securites, if any, that the Holder wishes to have repurchased by the Company. If a Holder notifies a Paying Agent of his desire to withdraw tendered Securities from the repurchase, the Paying Agent will promptly return to the Holder any withdrawn Securities.

                                   ARTICLE 7
                             SUCCESSOR CORPORATION

         SECTION 7.01 When Company May Merge, etc. The Company shall not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person, unless:

                 (1) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities, and in the event of such conveyance or transfer any such predecessor corporation may be dissolved and liquidated.


                                   ARTICLE 8
                             DEFAULTS AND REMEDIES

         SECTION 8.01     Events of Default. An "Event of Default" occurs if:

                 (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; or

                 (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise; or

                 (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below; or

                 (4) an event or events of default, as defined in any one or more mortgages, indentures, or instruments under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Material Subsidiary, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in indebtedness in an aggregate amount of at least $1,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such event or events of default and requiring the Company or any Material Subsidiary to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

                 (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case,
                          (B) consents to the entry of an order for relief against it in an involuntary case,
                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
                          (D) makes a general assignment for the benefit of its creditors; or

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company in an involuntary case,
                          (B) appoints a Custodian of the Company or for all or substantially all of its property, or
                          (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

        The term "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

         SECTION 8.02 Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

         SECTION 8.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 8.04 Waiver of Past Defaults. Subject to Section 11.02, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

         SECTION 8.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, or that would involve the Trustee in personal liability.

         SECTION 8.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 8.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, to convert such Security in accordance with Article 4 or to bring suit for the enforcement of any such payment on or after such respective dates and for the enforcement of the right to convert, shall not be impaired or affected without the consent of the Holder.

         SECTION 8.08 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 8.01 (1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

         SECTION 8.09 Trustee May File Proof of Claim. The Trustee may file such proofs of claim and other papers or documents and take other such actions (including sitting on a committee of creditors) as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         SECTION 8.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, the Conversion Agent, the Paying Agent or the Registrar for amounts due under Section 9.07;

         Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Third:  to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders.

        SECTION 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in principal amount of the Securities.

                                   ARTICLE 9
                                    TRUSTEE

         SECTION 9.01     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (1) The Trustee need perform, and shall not be liable, except for the performance of only those duties that are specifically set forth in this Indenture and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
                          (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Responsible Officer was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (including reasonable attorney's fees).

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.


         (g) The Trustee shall not be deemed to have notice of any fact or matter with respect to this Indenture, including (without limitation) the occurrence of a Default or an Event of Default, unless such fact or matter is actually known to a Responsible Officer of the Trustee charged with the responsibility of administering this Indenture or unless the Trustee is notified of such fact or manner in a writing received by the Trustee and making specific reference to this Indenture.

         (g) The Trustee shall not be deemed to have notice of any fact or matter with respect to this Indenture, including (without limitation) the occurrence of a Default or an Event of Default, unless such fact or matter is actually known to a Responsible Officer of the Trustee charged with the responsibility of administering this Indenture or unless the Trustee is notified of such fact or manner in writing received by the Trustee and making specific reference to this Indenture.

         SECTION 9.02     Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or represented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion;

         (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;


         (e) The Trustee may consult with counsel and any written advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection for any action taken or omitted by the Trustee hereunder in good faith reliance thereon; and

         (f) Prior to the occurrence of an Event of Default and after the cure or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested to do in writing by the Holders of at least a majority of the Outstanding Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation are, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

         SECTION 9.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Conversion Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

         SECTION 9.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 9.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice the interests of Securityholders.

         SECTION 9.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

         SECTION 9.07 Compensation and Indemnity. The Company shall pay to the Trustee, the Conversion Agent, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services, such compensation not to be limited by any law regarding compensation of an express trust. The Company shall reimburse the Trustee, the Conversion
Agent, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket expenses incurred by them. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee, the Conversion Agent, the Paying Agent and the Registrar against any loss or liability incurred by any of
them.   The Trustee shall notify the Company promptly of any claim for which any of them may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section, the Trustee, the Conversion Agent, the Paying Agent and the Registrar shall each have a lien prior to the Securities on all money or property held or collected by the Trustee, except that which is held in trust to pay principal and interest on particular Securities.

         SECTION 9.08 Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

         (1)     the Trustee fails to comply with Section 9.10;

         (2)     the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property: or

         (4)     the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent Jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 9.09 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets or business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         SECTION 9.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         SECTION 9.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 10
                             DISCHARGE OF INDENTURE

         SECTION 10.01 Termination of Company's Obligations. This Indenture shall cease to be of further effect (except as provided below) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)     either

                 (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
         2.07 and (ii) Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in
         Section 10.03) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their date of maturity within six months, or
         (iii) are to be called for redemption within six months under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the date of maturity or redemption date. as the case may be,

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to pay principal and interest on the securities (which shall be absolute and unconditional) and its obligations in paragraph 13 of the Securities and in Sections 2.03, 2.04. 2.05, 2.06, 2.07, 9.07, 9.08 and
Article 4 shall survive. The Trustee shall give notice in the name of and at the expense of the Company to the Holders of the immediate availability of the amounts referred to in clause (1) of this Section 10.01.

         SECTION 10.02 Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 10.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

         SECTION 10.03 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.


                                   ARTICLE 11
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 11.01 Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

         (1)     to cure any ambiguity, defect or inconsistency;

         (2)     to comply with Article 7;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

         (4) to make any change that does not materially adversely affect the right of any Securityholder.

         SECTION 11.02 With Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to any
Securityholder but with the written consent of
the Holders of at least a majority in principal amount of the   Securities.  The
Holders of a majority in principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the principal of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

         (4) waive a default in the payment of the principal of or interest on any Security;

         (5) modify the provisions of Article 5 in a manner adverse to the Holders;

         (6) make any Security payable in money other than that stated in the Security; or

         (7) adversely affect the right to convert any Security its provided in Article 4.

         SECTION 11.03 Compliance with TIA. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 11.04 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clause (1),
(2), (3), (4), (5), (6) or (7) of Section 11.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 11.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms.

         SECTION 11.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver pursuant to this Article 11 is authorized or permitted by this Indenture.

                                   ARTICLE 12
                                 MISCELLANEOUS

         SECTION 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or the TIA as amended after the date hereof, the required provision shall control.

         SECTION 12.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company:

                 Thorn Apple Valley, Inc.
                 26999 Central Park, Suite 300
                 Southfield, MI 48076
                 Attention: President

         with a copy to:

                 Honigman Miller Schwartz and Cohn
                 2290 First National Building
                 Detroit, MI 48226
                 Attention:  Donald J. Kunz

         if to the Trustee:

                 ___________________ State Street Bank and Trust Company
                 ___________________ 2 International Place, 4th Floor
                 ___________________ Boston, Massachusetts 02110
                 Attention: Corporate Trust Department
                            Re:  Thorn Apple Valley, Inc.


         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to him at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.03 Communication by Holder with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 12.06 When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

         SECTION 12.07 Rules by Trustee, Paying Agent, Conversion Agent, Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent, Conversion Agent or Registrar each may make reasonable rules for its functions.

         SECTION 12.08 Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open in Detroit, Michigan, and in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.09 Governing Law. The laws of the State of Michigan shall govern this Indenture and the Securities.

         SECTION 12.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.11 No Recourse Against Others. All liability described in paragraph 20 of the Securities of any director, officer, employee or shareholders, as such, of the Company is waived and released.

         SECTION 12.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.13 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                  SIGNATURES:

                                             THORN APPLE VALLEY, INC.


                                             By: _______________________________
                                                   Joel Dorfman, President


Attest:  __________________________
          Ronald D. Risher, Secretary


                                             STATE STREET BANK AND TRUST COMPANY


                                             By:   _________________________
                                             Its:  _________________________

EXHIBIT A

                              [FRONT OF SECURITY]

                    ___% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE APRIL 1, 2007

Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
No. __________________
$ ____________________
CUSIP No. ____________


                            THORN APPLE VALLEY, INC.

promises to pay to __________________________________________________
or registered assigns, the principal sum of _______________________________ Dollars on April 1, 2007,


                                                    THORN APPLE VALLEY, INC.


      Secretary                                                   Chairman

Date: ____________________

Authenticated: _________________


STATE STREET BANK AND TRUST COMPANY
as Trustee


By __________________________
      Authorized Signer

                             [REVERSE OF SECURITY]

                            THORN APPLE VALLEY, INC.
                   ____% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE APRIL 1, 2007

1.     Interest.

       Thorn Apple Valley, Inc., a Michigan corporation ("Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semi-annually on April 1, and October 1 of each year, commencing with October 1, 1997. Interest on the Debentures will accrue from the most recent date to which interest has been paid or if no interest has been paid from April 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay interest on overdue principal at the rate borne by the Debentures; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.     Method of Payment.

       The Company will pay interest on the Debentures (except defaulted interest) to the persons who are registered Holders of Debentures at the close of business on the March 15 or September 15 next preceding the interest payment date ("Record Date"), even though the Debentures are canceled after the Record Date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3.     Paying Agent, Conversion Agent and Registrar.

       Initially, State Street Bank and Trust Company ("Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4,     Indenture.

       The Company issued the Debentures under an Indenture dated as of April 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, 15 U.S. Code Sections 77aaa-77bbbb ("Act"), as in effect on the date of the Indenture. The

Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of them.

5.     Optional Redemption.

       The Company may redeem any or all Debentures at any time on or after April 1, 2000, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the periods indicated below, plus accrued interest to the redemption date:

                       Period of Redemption                      Percentage
                       --------------------                      ----------

                 April 1, 1997 through March 31, 1998               106%
                 April 1, 1998 through March 31, 1999               105%
                 April 1, 1999 through March 31, 2000               104%
                 April 1, 2000 through March 31, 2001               103%
                 April 1, 2001 through March 31, 2002               102%
                 April 1, 2002 through March 31, 2003               101%
                 April 1, 2003 and thereafter                       100%

However, the Debentures may not be redeemed prior to April 1, 2000, except (i) after the occurrence of a Sale Event (as defined in the Indenture) or (ii) if the closing price for the Company's common stock, par value $0.10 per share, on the Nasdaq National Stock Market shall have been equal to or exceeded 140% of the conversion price then in effect for any 20 trading days within a period of 30 consecutive trading days prior to the date notice of redemption is given to Holders of the Debentures.

6.     Notice of Redemption.

       Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

7.     Conversion.

       Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled, at his option, at any time on or before the close of business on the business day prior to April 1, 2007, or in case this Debenture or some portion hereof shall have been called for redemption prior to such date, then in respect of this Debenture or such portion hereof until and including, but (unless the Company shall default in payment due upon the redemption thereof) not after, the close of business on the redemption date, to convert this Debenture (or in case this Debenture is of a denomination in excess of $1,000, any portion hereof which is $1.00 or an integral multiple thereof), into fully paid and nonassessable shares of common stock, par value $0.10 per share ("Shares"), of the Company at the initial conversion price of $_____ per Share, subject to such adjustment or adjustments, if any, of such conversion price and the securities or other property issuable upon conversion, as may be required by the provisions of the Indenture, upon surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at the office or agency of the Conversion

Agent, with the Conversion Notice set forth below, or accompanied by a separate written notice substantially in the form of such Conversion Notice, duly executed by the Holder and stating that the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, all in accordance with the provisions of the Indenture. Except as otherwise provided in the Indenture, no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends issued on securities issued on conversion. No fractional Shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

8.       Subordination.

         The Debentures will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company

9.       Denominations, Transfer, Exchange.

         The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption. Also, it need not transfer or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

10.      Persons Deemed Owners.

         The registered Holder of a Debenture may be treated as the owner of it for all purposes.

11.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

12.      Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Debentures or upon the deposit with the Trustee, within not more than six months prior to the maturity or redemption of the Debentures, of funds sufficient for such payment or redemption. In the case of such a deposit, Holders must look to the deposited money for payment.

13.      Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Debentures. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency or to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to make any change that does not materially adversely affect the rights of any Holder.

14.      Restrictive Covenants.

         The Debentures are general unsecured obligations of the Company limited to the aggregate principal amount of $17,250,000. The Indenture does not limit other unsecured debt nor does it limit the payment of dividends on, or purchases of, capital stock, by the Company. The Company is obligated to maintain its corporate existence and that of its subsidiaries (subject to certain exceptions), to pay all lawful taxes and other claims and to maintain all of its material properties in good condition, repair and working order. Once a year the Company must report to the Trustee on compliance with such covenants.

15.      Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

16.      Defaults and Remedies.

         An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on them; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; acceleration of at least $1,000,000 aggregate amount of indebtedness of the Company or any Material Subsidiary, unless cured within 30 days after notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Debentures then outstanding; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

17.      Trustee Dealings with Company.

         State Street Bank and Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

18.      No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

19.      Authentication.

         This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Thorn Apple Valley, Inc., 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076.



                              [FORM OF ASSIGNMENT]

I or we assign and transfer this Debenture to
_______________________________
_______________________________
_______________________________
(Print or type name, address and zip code of assignee)

Social security or other identifying number of assignee: ___________________ and irrevocably appoint ______________________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another person to act for him.

Dated: ________________________            Signed:_____________________________
                                            (Sign exactly as name appears on the
                                              other side of this Debenture)

______________________________
Signature Guaranteed By

EXHIBIT B

                          [FORM OF CONVERSION NOTICE]

To Thorn Apple Valley, Inc.:

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof below designated, into Shares of Common Stock of Thorn Apple Valley, Inc., in accordance with the terms of the Indenture referred to in this Debenture, and directs that the Shares issuable and deliverable upon conversion, together with any check in payment for fractional Shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If Shares are to be registered in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Dated: _____________________________

Signature: __________________________

Signature Guaranteed By:

___________________________________


Principal Amount to be Converted: ___________________________
                                           (if less than all)

         Fill in for registration of Shares and Debentures only if otherwise than in name and address of registered holder.

___________________________                        ___________________________
(Name)                                             (Address)

___________________________                        ___________________________
(City and State)                                   (Tax Identification Number)

           (Please print name and address including zip code number)












                                      B-1